SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2004

                     PEGASUS SATELLITE COMMUNICATIONS, INC.

               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-21389                51-0374669
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004

               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code: 800-376-0022



          (Former Name or Former Address, if Changed Since Last Report)

Item 5.               Other Events.
                      ------------

     On April 14, 2004, a jury returned a verdict in favor of DIRECTV, Inc. in the Seamless Marketing litigation that DIRECTV, Inc. brought against Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc., indirect subsidiaries of Pegasus Satellite Communications, Inc. The jury's verdict awarded DIRECTV, Inc. $51.5 million on DIRECTV, Inc.'s breach of contract and open book account claims. On April 16, 2004 DIRECTV, Inc. filed with the court a request for an award of prejudgment interest on the verdict. In that filing, DIRECTV, Inc. requested an award of interest in the amount of $12.6 million.

     On May 20, 2004, the United States District Court for the Central District of California entered an order granting DIRECTV, Inc.'s request for prejudgment interest. The Court determined that the amount of prejudgment interest to be $10.7 million as of April 16, 2004. We have previously recorded $6.5 million for prejudgment interest. As the result of the order being entered, an additional $4.2 million will be recorded for prejudgment interest.

     On May 24, 2004, the Court entered judgment in the amount of $62,586,479.43, which includes prejudgment interest calculated through the date of entry of the judgment. The entering of the judgment begins a period of ten court days during which execution on the judgment is effectively stayed and Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc. can pay the judgment or post collateral or a bond pending appeal of the verdict. If the judgment is not paid, collateralized or bonded by the expiration of this period, DIRECTV, Inc. would be entitled to execute on the judgment, which would be disruptive to Pegasus Satellite Television's and Golden Sky Systems' operations. Pegasus Satellite Television's and Golden Sky Systems.' failure to pay, bond or satisfy the judgment would result, after the expiration of additional specified time periods, in events of default under the Pegasus Media & Communications, Inc. credit agreement, the Pegasus Satellite Communications, Inc. term loan agreement, and Pegasus Satellite Communications, Inc.'s publicly held debt securities. Failure by Pegasus Satellite Television and Golden Sky Systems to satisfy the judgment or bond the judgment pending appeal are defaults under the indebtedness of Pegasus Satellite Communications, Inc. and Pegasus Media & Communications, Inc. and, unless such defaults were waived, might obligate Pegasus Satellite Television, Golden Sky Systems, Pegasus Satellite Communications, Inc. and/or Pegasus Media & Communications, Inc. to seek protection under the bankruptcy laws.

     Pegasus Communications Corporation has disclosed in its first quarter Form 10-Q and a Form 8-K dated May 20, 2004 (filed May 25, 2004 with the SEC) that Pegasus Communications Corporation does not believe that it or its direct subsidiaries other than Pegasus Satellite Communications, Inc. would be the subject of such proceedings, if they were to occur, since Pegasus Communications Corporation is not obligated under the expected judgment or the indebtedness of Pegasus Satellite Communications, Inc. and Pegasus Media & Communications, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PEGASUS COMMUNICATIONS CORPORATION


                                              By    /s/ Scott A. Blank
                                                -------------------------------
                                                       Scott A. Blank,
                                                       Senior Vice President


May 26, 2004